Exhibit (h)(2)

AMENDMENT NO. 1 TO

AMENDED AND RESTATED SHAREHOLDER SERVICING PLAN AND AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to the AMENDED AND RESTATED SHAREHOLDER SERVICING PLAN AND AGREEMENT, dated March 24, 2021 and novated October 1, 2021 (the “Agreement”), is made and effective as of December 28, 2022, by and among PARNASSUS FUNDS and PARNASSUS INCOME FUNDS, each a Massachusetts business trust (collectively, the “Trusts”), and PARNASSUS INVESTMENTS, LLC, a Delaware limited liability company (“Parnassus”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

RECITALS

WHEREAS, pursuant to the Agreement, Parnassus performs certain services for the series of the Trusts (collectively, the “Funds”); and

WHEREAS, the parties agree to amend Exhibit 1 to the Agreement, which lists the Funds covered by the Agreement, to add a new series, the Parnassus Growth Equity Fund.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Amendment to Exhibit. Exhibit 1 to the Agreement is hereby deleted in its entirety and replaced with the Exhibit 1 attached hereto.

2.	Representations and Warranties. Each party represents that it has full power and authority to enter into and perform this Amendment.

3.	Miscellaneous.

a.

This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

b.

Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

c.	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

d.	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

[Remainder of page intentionally left blank. Signatures follow on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

PARNASSUS FUNDS		PARNASSUS INVESTMENTS

By:	/s/ John V. Skidmore II	By:	/s/ Benjamin E. Allen
Name:	John V. Skidmore II	Name:	Benjamin E. Allen
Title:	Secretary	Title:	CEO

PARNASSUS INCOME FUNDS

By:	/s/ John V. Skidmore II
Name:	John V. Skidmore II
Title:	Secretary

Signature Page

EXHIBIT 1

AMENDED AND RESTATED SHAREHOLDER SERVICING PLAN AND AGREEMENT

by and among

PARNASSUS FUNDS and PARNASSUS INCOME FUNDS and

PARNASSUS INVESTMENTS, LLC

LIST OF FUNDS COVERED UNDER THE AGREEMENT

PARNASSUS FUNDS

Parnassus Growth Equity Fund – Investor Shares

Parnassus Growth Equity Fund – Institutional Shares

Parnassus Mid Cap Growth Fund – Investor Shares

Parnassus Mid Cap Growth Fund – Institutional Shares

Parnassus Mid Cap Fund – Investor Shares

Parnassus Mid Cap Fund – Institutional Shares

Parnassus Endeavor Fund* – Investor Shares

Parnassus Endeavor Fund* – Institutional Shares

*	To be renamed Parnassus Value Equity Fund effective as of December 30, 2022.

PARNASSUS INCOME FUNDS

Parnassus Core Equity Fund – Investor Shares

Parnassus Core Equity Fund – Institutional Shares

Parnassus Fixed Income Fund – Investor Shares

Parnassus Fixed Income Fund – Institutional Shares

Exhibit 1